The following information is provided for Series #19 - Focused
Dividend Strategy Portfolio. This data is for October 1, 2003 through October 31, 2003, as the result of a change in fiscal year-end due to the Fund's recent reorganization.



20. Brokerage commissions paid on portfolio transactions of
    Registrant:

    List the 10 brokers which received the largest amount of brokerage commissions (excluding dealer concessions in underwritings) by virtue of direct or indirect participation in Registrant's portfolio transactions, set forth in order of size of gross commissions during the current reporting period:

 							 Commissions
             Name of Broker           IRS Number           Received
					              (000's omitted)
INSTINET CLEARING SERVICES INC		13-2625132		7
INSTINET				13-3443395	        2
 (only two brokers were used during the month of October, 2003)



21. Aggregate brokerage commissions paid by Registrant
    during current reporting period (000's omitted):  9

                                  SCREEN NUMBER: 11




22. Registrant's portfolio transactions with entities acting as principals:

    List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period:

                                          Registrant     Sales by
            Name of Entity    IRS Number   Purchases    Registrant

 WARBURG DILLON READ    	13-2518466    1,543            0




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted)
   C. Total Purchases: 29,833           D. Total Sales: 0

                                  SCREEN NUMBER: 12




28. Monthly Sales and Repurchases of                   This page being
    Registrant's/Series Shares:                   filed for series 19.

		Total NAV    Total NAV		      	Total NAV
		of Shares    of Shares	     Total NAV	of Shares
		Sold: New    Sold: Reinv.    of Shares	Redeemed and
 Month of 	Sales (Incl. of Dividends    Sold: 	Repurchased
 Current Period  Exchanges)  & Distributions Other   (Incl. Exchanges)
			(000's omitted)		(000's omitted)

A) Extra month in Period $ 7,608   $ 0		 $ 0  	$ 2,172
   (October 1, 2003 - October 31, 2003)

H) Total NAV of Registrant's/Series' share sales during the
period subject to a sales load (000's omitted)		$ 6,050
(Note: 28H is the total of six months and must be less than of equal to 28G1 + 28g2 + 28G3)

                                  SCREEN NUMBER: 17




                             			      This page being
					          filed for series 19.

29. Was a front-end sales load deducted from any share sales during the reporting period? (Y or N) ........................ Y

    Note: If answer is 'N' (No), please jump to Screen Number 20.




30. A)Total front-end sales loads collected from sales
      (including exchanges) by principal underwriter
      or by any underwriter which is an affiliated
      person of the principal underwriter, of
      Registrant's/Series' shares during the
      current period (000's omitted) .....................$ 99

    B) What is the maximum sales load rate in effect at the end of
       the period as a percentage of the offering price? .....   5.75%

    C) What is the minimum sales load rate in effect at the end of
       the period as a percentage of the offering price? ....    0.00%

                                 SCREEN NUMBER: 18




                             			      This page being
					          filed for series 19.

31. A)Net amount retained by Registrant's/Series' principal underwriter or by any underwriter or dealer which is an affiliated person of the principal underwriter thereof from front-end sales loads collected from sales of Registrant's/ Series' shares during the current period
      (000's omitted).....................................$ 11




31. B)Amount by which payout by Registrant's/Series' principal under-writer or by any underwriter which is an affiliated person of the principal underwriter thereof to persons or entities selling Registrant's/Series' shares exceeded that reported in
      Item 30 (000's omitted).....................................$ 0




32. Amount Registrant's/Series' principal underwriter and any underwriters or dealers which are affiliated persons of the principal underwriter paid to dealers which are not affiliated persons of the principal underwriter for selling Registrant's/ Series' shares that were sold with a front-end sales load during current period (000's omitted).....$ 83




33. Amount paid to captive retail sales force of Registrant's/Series' principal underwriter or any underwriter or dealer which is an affiliated person of the principal underwriter for selling Registrant's shares that were sold with a front-end load during current period (000's omitted).....$ 5

                                 SCREEN NUMBER: 19




                             			      This page being
						  filed for series 19.

35. Total deferred or contingent deferred sales loads collected during current period from redemptions and repurchases of
    Registrant's/Series' shares (000's omitted)...........$ 10

                                 SCREEN NUMBER: 20




                             			      This page being
						  filed for series 19.

71. Portfolio turnover rate for the current reporting period

   A) Purchases (000's omitted)............................$   6,063
   B) Sales [including all maturities] (000's omitted).....$       0
   C) Monthly average value of portfolio (000's omitted)...$  24,740
   D) Percent turnover (use lesser of 71A) or 71B)/71C).....       0
Note: Item 71D) should be a whole number; round if necessary.




72. A) How many months do the answers to 72 and 73 cover?..... 1 month
         INCOME                               (000's omitted)
    B) Net interest income.................................$       1
    C) Net dividend income.................................$     458
    D) Account maintenance fees............................$       0
    E) Net other income....................................$       0
         EXPENSES
    F) Advisory fees.......................................$      50
    G) Administrator(s)fees................................$       0
                  (Negative answers are allowed)
    H) Salaries and other compensation.....................$       0

                                 SCREEN NUMBER: 32




                             		              This page being
					          filed for series 19.
FINANCIAL INFORMATION (Cont. from Screen 32)

EXPENSES (Negative answers are allowed)
                                 For the period covered by this form
                                                     (000's omitted)

72. I) Shareholder servicing agent fees....................$        35
    J) Custodian fees......................................$         6
    K) Postage.............................................$         0
    L) Printing expenses...................................$         3
    M) Directors' fees.....................................$         1
    N) Registration fees...................................$         5
    O) Taxes...............................................$         0
    P) Interest............................................$         0
    Q) Bookkeeping fees paid to anyone performing
       this service........................................$         0
    R) Auditing fees.......................................$         3
    S) Legal fees..........................................$         0
    T) Marketing/distribution payments including
       payments pursuant to a rule 12b-1 plan..............$       118
    U) Amortization of organization expenses...............$         0
    V) Shareholder meeting expenses........................$         0
    W) Other expenses......................................$         1
    X) Total expenses......................................$       222

                               SCREEN NUMBER: 33




                             			      This page being
						  filed for series 19.

FINANCIAL INFORMATION (Cont. from Screen 33)

EXPENSES (Negative answers are allowed on this screen for 72Z only)
                                  For the period covered by this form
                                                      (000's omitted)
72. Y) Expense reimbursements..............................$        18
    Z) Net investment income...............................$       255
   AA) Realized capital gains..............................$         0
   BB) Realized capital losses.............................$         0
   CC) 1. Net unrealized appreciation during the period....$     8,226
       2. Net unrealized depreciation during the period....$         0
   DD) 1. Total income dividends for which record date
          passed during the period.........................$         0
       2. Dividends for a second class of open-end
          company shares...................................$         0
   EE) Total capital gains distributions for which
       record date passed during the period................$         0




73. Distributions per share for which record date passed during the period:
       Note: Show in fractions of a cent if so declared.
    A) 1. Dividends from net investment income.............$         0
       2. Dividends for a second class of open-end
          company shares...................................$         0
    B) Distribution of capital gains.......................$         0
    C) Other distributions.................................$         0

                               SCREEN NUMBER: 34




                             			      This page being
						  filed for series 19.

75. Average net assets during the current reporting period
      (000's omitted).  Answer only one:

    A) Daily average (for money market funds)..............$         0

    B) Monthly average (for all other funds)...............$   169,990





76. Market price per share at end of period (closed-end funds only)$ 0

                               SCREEN NUMBER: 37